EXHIBIT (14)

POWERS OF ATTORNEY

POWER OF ATTORNEY
WITH RESPECT TO
SEPARATE ACCOUNT VA A

Know all men by these presents that Christopher H. Garrett, whose signature appears below, constitutes and appoints Craig D. Vermie and Brenda K. Clancy, and each of them, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any registration statements and amendments thereto for the Separate Account VA A, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute, may do or cause to be done by virtue hereof.

/s/ Christopher H. Garrett
Christopher H. Garrett
CFO-Financial Partners
Transamerica Life Insurance Company

January 27, 2003
Date

POWER OF ATTORNEY
WITH RESPECT TO
SEPARATE ACCOUNT VA A

Know all men by these presents that Arthur C. Schneider, whose signature appears below, constitutes and appoints Craig D. Vermie and Brenda K. Clancy, and each of them, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any registration statements and amendments thereto for the Separate Account VA A, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute, may do or cause to be done by virtue hereof.

/s/ Arthur C. Schneider
Arthur C. Schneider
Vice President
Transamerica Life Insurance Company

January 27, 2003
Date